Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 23, 2022, relating to the consolidated financial statements of Codex DNA, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

San Francisco, California

July 26, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 16, 2021 (June 14, 2021, as to the effects of the reverse stock split discussed in Note 18 in the previously filed 2020 consolidated financial statements, which are not incorporated by reference herein) relating to the consolidated financial statements of Codex DNA, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

July 26, 2022